Exhibit 99.1
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, March 3, 2022 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 2, 2022 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the fourth quarter and the year ended December 31, 2021.

BUSINESS UPDATE

In December 2021, the Company announced its intention to focus its investment strategy on residential real estate related investments, including but not limited to non-qualified mortgage loans, non-agency RMBS, and other related investments. The portfolio transition is expected to be accomplished over 12-18 months. The Company plans to transition out of the commercial investments in its portfolio, though it may from time to time make investments in commercial assets on an opportunistic basis.

•For the three months and twelve months ended December 31, 2021, the Company acquired $184.5 million and $427.8 million of Residential Whole Loans, respectively.
•The Company also sold $27.5 million of Non-Agency CMBS investments during the fourth quarter.
•In February 2022, the Company and other investors sold the unencumbered hotel property they foreclosed on in 2021. The Company estimates that its share of the gain on sale of the property based on December 31, 2021 carrying value, will be approximately $6.7 million.

The Manager is voluntarily waiving 25% of its management fee solely for the calendar year 2022 in order to support the earnings potential of the Company and its transition to a residential focused investment portfolio.

In December 2021, the Company extended its share repurchase program as authorized by its Board of Directors. Under the extended program, the Company is permitted to repurchase up to 3,000,000 shares of its common stock through December 31, 2023.

•In the fourth quarter of 2021, the Company repurchased 479,808 shares of its common stock at an average price of $2.27.

The Company continued its efforts to strengthen its balance sheet through the following transactions:

•In the fourth quarter of 2021, the Company repurchased $8.0 million aggregate principal amount of its 6.75% Convertible Senior Unsecured Notes due in 2022 at an approximate 1% premium to par value, plus accrued interest.
•In November, the Company amended its Residential Whole Loan Facility. The amended facility has a 12-month term, a stated capacity of $500 million, and bears an interest rate of LIBOR plus 2.00%, with a LIBOR floor of 0.25%.
•In February 2022, the Company completed its third securitization of $432.0 million of residential whole loans, securing $398.9 million of long-term fixed-rate financing at a weighted average interest rate of 3.1%.

FOURTH QUARTER FINANCIAL 2021 RESULTS
▪GAAP book value per share of $3.20.
▪Economic book value5 per share of $3.03.
▪GAAP Net loss attributable to common shareholders and participating securities of $12.1 million, or $0.20 per share
▪Distributable Earnings1 of $908 thousand, or $0.01 per basic and diluted share.
▪Economic return1,2 on book value was a negative 5.5% for the quarter.
▪0.96% annualized net interest margin1,3,4 on our investment portfolio.
▪3.8x recourse leverage as of December 31, 2021.
▪On December 21, 2021, we declared a fourth quarter common dividend of $0.06 per share.

FULL YEAR 2021 FINANCIAL RESULTS
▪GAAP Net loss attributable to common shareholders and participating securities of $49.0 million, or $0.81 per share.
▪Distributable earnings1 of $13.1 million, or $0.22 per basic and diluted share.
▪Economic return on book value1,2 was negative 18.1% for the year.
▪1.60% annualized net interest margin1,3,4 on our investment portfolio.
▪Declared quarterly common dividends for a total annual common dividend of $0.24 per share.
1  Non – GAAP measure.
2  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
3  Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
4  Excludes the consolidation of VIE trusts required under GAAP.
5. Economic book value is a non-GAAP financial measure. Refer to page 16 of this press release for the reconciliation of GAAP book value to non-GAAP economic book value.

MANAGEMENT COMMENTARY

“Our fourth quarter and full year financial results reflect the challenges of ongoing interest rate volatility and fluctuating asset values, combined with the impact of transitioning our primary investment focus towards the residential real estate sector and away from commercial real estate,” said Bonnie Wongtrakool, Chief Executive Officer of the Company. “During the fourth quarter, we continued to implement this strategy by acquiring approximately $185 million of residential whole loans, extending the maturity of our residential whole loan facility, and disposing of $27 million of Non-Agency CMBS investments. In addition, we repurchased an additional $8.0 million of our 2022 Notes and bought back approximately 479,808 shares of our common stock at a significant discount to book value.”

“Our distributable earnings were $908 thousand, or $0.01 per share, in the fourth quarter, down $2.9 million from the third quarter. Our financial results were negatively impacted by a number of factors, including a full quarter’s impact of lower net interest income as we exited $157 million of commercial real estate investments in the third quarter, continued elevated prepayments on our residential whole loan portfolio and the placement of one investment in our Non-Agency CMBS portfolio on non-accrual status. This resulted in a GAAP net loss attributable to common shareholders and participating securities of $12.1 million, or $0.20 per share, and a decrease in our GAAP book value per share of 7.2% from the third quarter,” Ms. Wongtrakool concluded.

Greg Handler, Chief Investment Officer of the Company, added, “We continued to reposition our portfolio during the quarter, adding non-qualified residential mortgages and liquidating some of our commercial holdings. We expect the transition to progress over the next twelve to eighteen months. As we redeploy capital, we believe the earnings power of the portfolio will improve.”

“In February, we completed our third securitization of residential whole loan assets, enabling us to finance these assets with longer-term fixed rate financing at attractive levels. In February, we sold the unencumbered hotel property that we and other investors acquired last year through foreclosure, and our share of the gain on sale is estimated to be $6.7 million, based on December 31, 2021 carrying values. However, it is taking longer for some of our other commercial real estate investments to recover in value. We expect these near-term challenges will eventually subside as the economy further improves and these properties begin to return to more normal levels of operations, but whether and to what extent these positions recover remains uncertain.”

“While the fourth quarter was clearly a difficult quarter, we continue to work diligently on reaching positive resolutions on our challenged investments as well as positioning the remainder of our portfolio for potential future appreciation with the goals of generating sustainable earnings that support an attractive dividend and protecting and enhancing value for the benefit of our shareholders,” Mr. Handler concluded.

2021 Quarterly Results

The below table reflects a summary of our operating results (dollars in thousands, except per share data):

	For the Three Months Ended
GAAP Results	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Net Interest Income	$4,628	$7,163	$6,590	$9,248
Other Income (Loss):
Realized gain (loss), net	(3,560)	(1,526)	(116)	(5,725)
Unrealized gain (loss), net	(7,120)	(6,003)	(42,318)	9,050
Gain (loss) on derivative instruments, net	(167)	515	175	26
Other, net	41	277	200	(28)
Other Income (loss)	(10,806)	(6,737)	(42,059)	3,323
Total Expenses	6,411	5,128	4,591	4,518
Income (loss) before income taxes	(12,589)	(4,702)	(40,060)	8,053
Income tax provision (benefit)	118	(218)	101	98
Net income (loss)	(12,707)	(4,484)	(40,161)	7,955
Net income attributable to non-controlling interest	(645)	(271)	2	2
Net income (loss) attributable to common stockholders and participating securities	$(12,062)	$(4,213)	$(40,163)	$7,953
Net income (loss) per Common Share – Basic/Diluted	$(0.20)	$(0.07)	$(0.66)	$0.13
Non-GAAP Results
Distributable earnings (1)	$908	$3,792	$2,761	$6,143
Distributable earnings per Common Share – Basic/Diluted	$0.01	$0.06	$0.05	$0.10
Weighted average yield(2)(4)	4.02%	4.93%	4.72%	5.55%
Effective cost of funds(3)(4)	3.65%	3.77%	3.94%	4.10%
Annualized net interest margin(2)(3)(4)	0.96%	1.81%	1.51%	2.19%

(1)          For a reconciliation of GAAP Income to Distributable Earnings, please refer to the Reconciliation of Distributable Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.

Investment Portfolio

Investment Activity

As of December 31, 2021, the Company owned an aggregate investment portfolio with a fair market value totaling $2.7 billion. The following table presents information regarding the Company’s investment portfolio as of December 31, 2021 (dollars in thousands):

Investment Type	Balance at December 31, 2020	Purchases	Loan Modification/Capitalized Interest	Principal Payments and Basis Recovery	Proceeds from Sales	Transfers to REO	Realized Gain/(Loss)	Unrealized Gain/(loss)	Premium and discount amortization, net	Balance at December 31, 2021
Agency RMBS and Agency RMBS IOs	$1,708	$—	N/A	$(331)	$—	N/A	$—	$(205)	$—	$1,172
Non-Agency RMBS	25,381	—	N/A	(1,148)	—	N/A	—	3,543	(7)	27,769
Non-Agency CMBS	164,081	—	N/A	(15,181)	(27,488)	N/A	(9,266)	(13,323)	6,535	105,358
Other securities(1)	48,754	—	N/A	—	—	N/A	—	4,468	(1,574)	51,648
Total MBS and other securities	239,924	—	N/A	(16,660)	(27,488)	N/A	(9,266)	(5,517)	4,954	185,947
Residential Whole Loans	1,008,782	427,848	485	(406,688)	—	—	—	2,850	(9,775)	1,023,502
Residential Bridge Loans	13,916	—	—	(8,437)	—	(751)	(206)	928	(22)	5,428
Commercial Loans	310,523	—	—	(103,285)	—	(30,000)	—	(46,813)	147	130,572
Securitized commercial loans	1,605,335	—	—	(354,202)	—	—	—	79,972	24,703	1,355,808
Total Investments	$3,178,480	$427,848	$485	$(889,272)	$(27,488)	$(30,751)	$(9,472)	$31,420	$20,007	$2,701,257

Portfolio Characteristics

Residential Real Estate Investments

The Company's focus on residential real estate related investments will include but is not limited to non-qualified residential whole loans ("Non-QM Loans"), non-agency RMBS, and other related assets The Company believes this focus will allow it to address attractive market opportunities.

Residential Whole Loans

The Company's Residential Whole Loans generally have low loan-to-value ratios ("LTV's") and comprise 2,355 Non-QM Loans with adjustable-rate mortgages and six investor fixed-rate mortgages. The following table presents certain information about our Residential Whole-Loans investment portfolio as of December 31, 2021 (dollars in thousands):

			Weighted Average
Current Coupon Rate	Number of Loans	Principal Balance	Original LTV	Original FICO Score(1)	Expected Life (years) (2)	Contractual Maturity (years)	Coupon Rate
2.01% - 3.00%	27	$15,640	65.1%	757	5.3	28.8	2.8%
3.01% - 4.00%	496	244,022	63.7%	756	3.3	28.0	3.7%
4.01% - 5.00%	1,051	413,451	65.1%	747	2.9	28.2	4.7%
5.01% - 6.00%	757	305,344	64.9%	738	3.0	26.8	5.4%
6.01% - 7.00%	28	10,181	67.9%	721	3.1	25.8	6.3%
7.01% - 8.00%	2	505	73.2%	753	4.5	26.8	7.1%
Total	2,361	$989,143	64.8%	746	3.1	27.7	4.6%

(1)The original FICO score is not available for 230 loans with a principal balance of approximately $74.3 million at December 31, 2021. We have excluded these loans from the weighted average computations.

The following table presents the aging of the Residential Whole Loans as of December 31, 2021 (dollars in thousands):

	Residential Whole Loans
	No of Loans	Principal	Fair Value
Current	2,329	$971,790	$1,006,271
1-30 days	9	3,146	3,285
31-60 days	—	—	—
61-90 days	3	1,993	1,989
90+ days	20	12,214	11,957
Total	2,361	$989,143	$1,023,502

Non-Agency RMBS

The following table presents the fair value and weighted average purchase price for each of our Non-agency RMBS categories, including IOs accounted for as derivatives, together with certain of their respective underlying loan collateral attributes and current performance metrics as of December 31, 2021 (fair value dollars in thousands):

		Weighted Average
Category	Fair Value	Purchase Price	Life (Years)	Original LTV	Original FICO	60+ Day Delinquent	6-Month CPR
Prime	$10,388	$72.49	4.0	59.0%	769	4.0%	49.7%
Alt-A	17,381	51.48	11.3	80.7%	664	20.3%	11.8%
Total	$27,769	$59.34	8.6	72.6%	703	14.2%	26.0%

Commercial Real Estate Investments

With The Company's new focus on residential real estate related investments, it plans to transition out of the commercial investments in its portfolio over the next 12-18 months. This section provides information about our commercial real estate investments as of December 31, 2021.

Non-Agency CMBS

The following table presents certain characteristics of our Non-Agency CMBS portfolio as of December 31, 2021 (dollars in thousands):

		Principal		Weighted Average
Type	Vintage	Balance	Fair Value	Life (Years)	Original LTV
Conduit:					0
	2005-2009	$180	$175	1.9	83.7%
	2010-2020	78,776	21,155	5.6	62.8%
		78,956	21,330	5.5	62.9%
Single Asset:
	2010-2020	100,663	84,028	1.8	65.4%
Total		$179,619	$105,358	2.5	64.9%

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing according to expectations under the current pandemic conditions. The Company believes there is a reasonable likelihood that many of the delinquent loans that serve as collateral for the Non-Agency CMBS will return to performing status in the coming months as the economy continues to reopen. However, there is no assurance that this will be the case.

Commercial Loans
The following table presents our commercial loan investments as of December 31, 2021 (dollars in thousands):

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 3	Interest-Only Mezzanine loan	$90,000	$29,113	58%	1-Month LIBOR plus 9.25%	6/29/2021	None (1)	Entertainment and Retail	NJ
CRE 4	Interest-Only First Mortgage	38,367	38,267	63%	1-Month LIBOR plus 3.02%	8/6/2022	One-Year Extension	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	24,212	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	13,033	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,163	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	IL, FL
CRE 8	Interest-Only First Mortgage	4,429	4,422	79%	1-Month LIBOR plus 4.85%	12/6/2022	None	Assisted Living Facilities	FL
SBC 3	Interest-Only First Mortgage	14,362	14,362	49%	One-Month LIBOR plus 4.10%	7/6/2022	None	Nursing Facilities	CT
		$192,159	$130,572
(1) CRE 3 is in default and not eligible for extension.

Non-Performing Commercial Loan

The COVID-19 pandemic has adversely impacted a broad range of industries in which our commercial loan borrowers operate and could impair their ability to fulfill their financial obligations to us. The more severely impacted commercial real estate markets were the retail and hospitality industries. Some of our other commercial real estate investments in the retail and hospitality industries are taking longer to recover. All but the one loan of the Company's remaining Commercial Loans discussed below remains current.

CRE 3 Loan

As of December 31, 2021, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million secured by a retail facility was non-performing and past its maturity date of June 29, 2021. We were receiving interest payments on this loan from a reserve that was exhausted in May 2021. During the second quarter of 2021, the fair value of the loan declined significantly. We are currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation, which might include modifications of loan terms, deferral of payments, and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which we would be repaid any principal amount of the loan, and we may suffer further declines in fair value for this mezzanine investment. For the twelve months ended December 31, 2021, we suffered a decline of $51.2 million in the fair value of this investment. We could experience a total loss of our investment under various scenarios, which at current levels would result in a $29.1 million an additional reduction in the Company’s book value.

Commercial Real Estate Owned

In August 2021, the Company together with the other holders of the loan, foreclosed on the property through a SPE formed for the purpose of holding the property. The sale of the Property closed on February 14, 2022 for $55.9 million. The Company and the other investors fully recovered their aggregate initial investment of $42.0 million. The Company estimates it will recognize a gain on sale of approximately $6.7 million, based on the December 31, 2021 carrying value.

Securitized Commercial Loans

On September 15, 2021, the commercial loan that served as collateral for the RETL 2019-RVP securitization was paid in full by the borrower and the RETL HRR bond with an outstanding principal amount of $45.3 million held in WMC RETL LLC, a wholly-owned subsidiary of the Company, was paid off. Accordingly, the RETL 2019 Trust is no longer consolidated into the Company's financial statements.

Portfolio Financing and Hedging

Financing

During the quarter the Company continued to look for ways to expand and diversify its financing sources, especially those sources that provide an alternative to short-term repurchase agreements with daily margin requirements.
Repurchase Agreements

At December 31, 2021, the Company had outstanding borrowings under five of its master repurchase agreements. The following table summarizes certain characteristics of its repurchase agreements at December 31, 2021 (dollars in thousands):

Securities Pledged	Repurchase Agreement Borrowings	Weighted Average Interest Rate on Borrowings Outstanding at end of period	Weighted Average Remaining Maturity (days)
Short Term Borrowings:
Agency RMBS	$976	1.02%	58
Non-Agency RMBS(1)	38,354	2.94%	4
Residential Whole Loans(2)	1,439	2.57%	5
Residential Bridge Loans(2)	4,368	2.61%	5
Commercial Loans(2)	6,463	3.20%	5
Other securities	2,457	3.50%	18
Total short term borrowings	54,057	2.92%	6
Long Term Borrowings:
Non-Agency CMBS and Non-Agency RMBS Facility
Non-Agency CMBS(1)	59,802	2.14%	125
Non-Agency RMBS	15,632	2.14%	125
Other Securities	27,506	2.22%	125
Subtotal	102,940	2.16%	125
Residential Whole Loan Facility
Residential Whole Loans(2)	396,531	2.25%	308
Commercial Whole Loan Facility
Commercial Loans	63,661	2.27%	268
Total long term borrowings	563,132	2.24%	270
Repurchase agreements borrowings	$617,189	2.30%	247
(1)Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.
(2)Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.

Residential Whole Loan Facility

On November 5, 2021, the Company entered into an amendment of its Residential Whole Loan Facility. The amended facility has a stated capacity of $500 million and bears an interest rate of one-month LIBOR plus 2.00%, with a LIBOR floor of 0.25%. The facility is available to finance five types of residential mortgages: Non-Agency mortgage loans, Non-QM loans, investor loans, re-performing, and non-performing loans. The advance rates differ by type of loan, but for performing Non-QM loans, the advance rate is 90% of the outstanding principal amount. The facility matures on November 4, 2022. The facility is a mark-to-market margin facility; however, the margin requirement is only triggered if the fair value of the collateral declines below outstanding principal amount.
Non-Agency CMBS and Non-Agency RMBS Facility

On May 5, 2021, the Company amended its Non-Agency CMBS and Non-Agency RMBS financing facility to, among other things, extend the facility for an additional 12 months and reduce the interest rate. The amended facility has improved advance rates and bears interest at a rate of three-month LIBOR plus 2.00%. The facility is not subject to daily margin calls; however, a margin requirement is triggered when the loan to value ratio surpasses a certain threshold (the "LTV Trigger"), calculated on a weighted average basis per asset type on a portfolio level. The LTV Trigger is 75% RMBS investments and 70% for CMBS investments.
Commercial Whole Loan Facility
On May 5, 2021, the Company amended its $100 million Commercial Whole Loan Facility to, among other things, convert the term to a 12-month facility with up to one 12-month extension option, subject to the lender's consent.

Repurchase Agreements Financial Metrics
Certain of the Company's repurchase agreements provide the counterparty with the right to terminate the agreement and accelerate amounts due under the associated agreement if we do not maintain certain financial metrics. Although specific to each financing arrangement, typical financial metrics include minimum equity and liquidity requirements, leverage ratios, and performance triggers. In addition, some of the financing arrangements contain cross-default features, whereby default under an agreement with one lender simultaneously causes default under agreements with other lenders. We complied with the terms of such financial tests as of December 31, 2021.

Convertible Senior Unsecured Notes

In 2021, the Company reduced its total convertible senior unsecured debt by $51.0 million. In September 2021, the Company issued $86.3 million of new 6.75% Convertible Senior Unsecured Notes with a maturity of September 2024, retiring $100.3 million of its Convertible Senior Unsecured Notes that mature in October 2022.

6.75% Convertible Senior Unsecured Notes due 2022 ("2022 Notes")

As of December 31, 2021, we had $37.7 million aggregate principal amount outstanding of the 2022 Notes. The 2022 Notes mature on October 1, 2022, unless earlier converted, redeemed by the holders pursuant to their terms or repurchased by us, and are not redeemable by us except during the final three months prior to maturity.

6.75% Convertible Senior Unsecured Notes due 2024 ("2024 Notes")

As of December 31, 2021, we had $86.3 million aggregate principal amount outstanding of the 2024 Notes. The 2024 Notes mature on September 15, 2024, unless earlier converted, redeemed by the holders pursuant to their terms or repurchased by us, and are not redeemable by us except during the final three months prior to maturity.

Residential Mortgage-Backed Notes

As of December 31, 2021, the Company had completed two Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $570.1 million of Residential Whole Loans as of December 31, 2021.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at December 31, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$277,549	3.3%	$277,549	4/25/2049
Class A-2	14,885	3.5%	14,885	4/25/2049
Class A-3	23,583	3.8%	23,583	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
Subtotal	$341,072		$341,072
Less: Unamortized Deferred Financing Costs	N/A		3,501
Total	$341,072		$337,571

The Company retained the subordinate bonds, and these bonds had a fair market value of $34.6 million on December 31, 2021. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation. The securitized debt of the Arroyo 2019-2 Trust can only be settled with the residential loans that serve as collateral and is non-recourse to the Company.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at December 31, 2021 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$125,469	1.7%	$125,469	3/25/2055
Class A-1B	14,888	2.1%	14,888	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	183,577		183,577
Less: Unamortized Deferred Financing Costs	N/A		2,030
Total	$183,577		$181,547

The Company retained the subordinate bonds and these bonds had a fair market value of $24.5 million at December 31, 2021. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation. The securitized debt of the Arroyo 2020-1 Trust can only be settled with the residential loans that serve as collateral and is non-recourse to the Company.

Commercial Mortgage-Backed Notes

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at December 31, 2021 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$124,143	9/11/2025
Class A-2	531,700	4.0%	559,447	9/11/2025
Class B	136,400	4.2%	133,776	9/11/2025
Class C	94,500	4.3%	91,460	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	160,325	9/11/2025
Class F	153,600	4.4%	117,912	9/11/2025
Class X-1(1)	n/a	0.7%	12,347	9/11/2025
Class X-2(1)	n/a	0.2%	2,572	9/11/2025
	$1,370,691		$1,344,370

(1) Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of December 31, 2021, respectively.

The above table does not reflect the portion of the class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the F bonds represents a controlling financial interest, which resulted in the consolidation of the trust during the quarter. The bond had a fair market value of $11.4 million on December 31, 2021. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at December 31, 2021, that serves as collateral and is non-recourse to the Company.

Derivatives Activity

The following table summarizes the Company’s other derivative instruments at December 31, 2021 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$2,030	$105
Other derivative instruments, assets		105

Credit default swaps, liability	$4,140	$(564)
Interest rate swaps, liability	22,000	(38)
Total other derivative instruments, liabilities		(602)
Total other derivative instruments, net		$(497)

Dividend

For the year ended December 31, 2021, the Company declared quarterly dividends for a total annual dividend of $0.24, generating a dividend yield of approximately 11.4% based on the stock closing price of $2.11 at December 31, 2021.

Conference Call

The Company will host a conference call with a live webcast tomorrow, March 3, 2022, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2021.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10163780/f164b5119c and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through March 10, 2022 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 1961689. A webcast replay will be available for 90 days.

About Western Asset Mortgage Capital Corporation

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets, with a focus on residential real estate related investments, including non-qualified mortgage loans, non-agency RMBS and other related investments. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including Distributable Earnings, Distributable Earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands—except share and per share data)

	December 31, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$40,193	$31,613
Restricted cash	260	76,132
Agency mortgage-backed securities, at fair value ($1,172 and $1,708 pledged as collateral, at fair value, respectively)	1,172	1,708
Non-Agency mortgage-backed securities, at fair value ($123,947 and $167,970 pledged as collateral, at fair value, respectively)	133,127	189,462
Other securities, at fair value ($51,648 and $48,754 pledged as collateral, at fair value, respectively)	51,648	48,754
Residential Whole Loans, at fair value ($1,023,502 and $1,008,782 pledged as collateral, at fair value, respectively)	1,023,502	1,008,782
Residential Bridge Loans ($5,428 and $12,813 at fair value and $5,207 and $12,960 pledged as collateral, respectively)	5,428	13,916
Securitized commercial loan, at fair value	1,355,808	1,605,335
Commercial Loans, at fair value ($101,459 and $310,523 pledged as collateral, at fair value, respectively)	130,572	310,523
Investment related receivable	22,133	30,576
Interest receivable	11,823	13,568
Due from counterparties	4,565	2,327
Derivative assets, at fair value	105	161
Other assets	45,364	3,152
Total Assets (1)	$2,825,700	$3,336,009
Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$617,189	$356,923
Convertible senior unsecured notes, net	119,168	170,797
Securitized debt, net ($1,344,370 and $1,553,722 at fair value and $180,116 and $215,753 held by affiliates, respectively)	1,863,488	2,446,012
Interest payable (includes $699 and $784 on securitized debt held by affiliates, respectively)	10,272	12,006
Due to counterparties	—	321
Derivative liability, at fair value	602	656
Accounts payable and accrued expenses	4,842	2,686
Payable to affiliate	1,925	3,171
Dividend payable	3,623	3,649
Other liabilities	262	84,674
Total Liabilities (2)	2,621,371	3,080,895
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, and 60,380,105 and 60,812,701 outstanding, respectively	609	609
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 579,808 and 100,000 shares held, respectively	(1,665)	(578)
Additional paid-in capital	918,146	915,458
Retained earnings (accumulated deficit)	(723,981)	(660,377)
Total Stockholders’ Equity	193,109	255,112
Non-controlling interest	11,220	2
Total Equity	204,329	255,114
Total Liabilities and Stockholders’ Equity	$2,825,700	$3,336,009

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(dollars in thousands—except share and per share data)

	December 31, 2021	December 31, 2020
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$266	$—
Restricted cash	260	76,132
Residential Whole Loans, at fair value ($1,023,502 and $1,008,782 pledged as collateral, at fair value, respectively)	1,023,502	1,008,782
Residential Bridge Loans ($5,207 and $11,858 at fair value and $5,207 and $12,960 pledged as collateral, respectively)	5,207	12,960
Securitized commercial loan, at fair value	1,355,808	1,605,335
Commercial Loans, at fair value ($14,362 and $68,466 pledged as collateral, respectively)	14,362	68,466
Investment related receivable	22,087	27,987
Interest receivable	10,572	10,936
Other assets	—	80
Total assets of consolidated VIEs	$2,432,064	$2,810,678
(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,344,370 and $1,553,722 at fair value and $180,116 and $215,753 held by affiliates, respectively)	$1,863,488	$2,446,012
Interest payable (includes $699 and $784 on securitized debt held by affiliates, respectively)	6,480	7,882
Accounts payable and accrued expenses	78	89
Other liabilities	260	$76,132
Total liabilities of consolidated VIEs	$1,870,306	$2,530,115

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)

	Three Months Ended(1)				The Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
Net Interest Income
Interest income	$36,718	$40,141	$41,195	$46,017	$164,071
Interest expense	32,090	32,978	34,605	36,769	136,910
Net Interest Income	4,628	7,163	6,590	9,248	27,161
Other Income (Loss)
Realized gain (loss) on sale of investments, net	(3,560)	(1,526)	(116)	(5,725)	(10,927)
Unrealized gain (loss), net	(7,120)	(6,003)	(42,318)	9,050	(46,391)
Gain (loss) on derivative instruments, net	(167)	515	175	26	549
Other, net	41	277	200	(28)	490
Other Income (Loss)	(10,806)	(6,737)	(42,059)	3,323	(56,279)
Expenses
Management fee to affiliate	1,468	1,502	1,490	1,477	5,937
Other operating expenses	2,616	1,306	428	392	4,742
General and administrative expenses:
Compensation expense	586	626	651	708	2,571
Professional fees	1,026	947	1,038	879	3,890
Other general and administrative expenses	715	747	984	1,062	3,508
Total general and administrative expenses	2,327	2,320	2,673	2,649	9,969
Total Expenses	6,411	5,128	4,591	4,518	20,648
Income (loss) before income taxes	(12,589)	(4,702)	(40,060)	8,053	(49,766)
Income tax provision (benefit)	118	(218)	101	98	99
Net income (loss)	(12,707)	$(4,484)	$(40,161)	$7,955	$(49,865)
Net income attributable to non-controlling interest	(645)	(271)	2	2	(912)
Net income (loss) attributable to common stockholders and participating securities	$(12,062)	$(4,213)	$(40,163)	$7,953	$(48,953)
Net income (loss) per Common Share – Basic	$(0.20)	$(0.07)	$(0.66)	$0.13	$(0.81)
Net income (loss) per Common Share – Diluted	$(0.20)	$(0.07)	$(0.66)	$0.13	$(0.81)
Dividends Declared per Share of Common Stock	$0.06	$0.06	$0.06	$0.06	$0.24

(1) Consolidated Statements of Operations for each of the three months ended March 31, 2021, June 30, 2021 September 30, 2021 and December 31, 2021 are unaudited.

Reconciliation of GAAP Net Income to Non-GAAP Distributable Earnings
(Unaudited)
(dollars in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Distributable Earnings for each of the three months ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 and the year ended December 31, 2021:

	Three Months Ended						The Year Ended
	December 31, 2021		September 31, 2021	June 30, 2021		March 31, 2021	December 31, 2021
Net Income (loss) attributable to common stock holders and participating securities	$(12,062)		$(4,213)	$(40,163)		$7,953	$(48,953)
Income tax provision (benefit)	118		(218)	101		98	99
Net income (loss) before income tax	(11,944)		(4,431)	(40,062)	-40062000	8,051	(48,854)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	7,120		6,003	42,318		(9,050)	46,391
Realized (gain) loss on sale of investments	3,388		(51)	116		5,965	9,418
One-time transaction costs	1,634		681	104		(4)	2,415

Derivative Instruments:
Net realized (gain) loss on derivatives	30		(485)	(35)		—	(490)
Unrealized (gain) loss on derivatives	111		105	(25)		17	208
		108
Other:
Realized (gain) loss on extinguishment of convertible senior unsecured notes	172		1,577	—		(240)	1,509
Amortization of discount on convertible senior note	232		228	239		245	944
Other non-cash adjustments	—		—	—		977	977
Non-cash stock-based compensation expense	165		165	106		182	618
Total adjustments	12,852		8,223	42,823		(1,908)	61,990
Distributable Earnings – Non-GAAP	$908		$3,792	$2,761		$6,143	$13,136
Basic and Diluted Distributable Earnings per Common Share and Participating Securities	$0.01		$0.06	$0.05		$0.10	$0.21
Basic weighted average common shares and participating securities	61,087,544		61,201,589	61,099,889		61,114,060	61,120,113
Diluted weighted average common shares and participating securities	61,087,544		61,201,589	61,099,889		61,114,060	61,120,113

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income     adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards to arrive at adjusted net interest income (a Non-GAAP financial measure). Then subtracting total expenses, adding non-cash stock-based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior unsecured notes, and adding interest income on cash balances and other income (loss), net:

	Three months ended						The Year Ended
(dollars in thousands)	December 31, 2021		September 30, 2021		June 30, 2021	March 31, 2021	December 31, 2021
Net interest income	$4,628		$7,163		$6,590	$9,248	$27,161
Interest income from IOs and IIOs accounted for as derivatives	21		23		23	27	94
Net interest income from interest rate swaps	(63)		96		76	—	109
Adjusted net interest income	4,586		7,282		6,689	9,275	27,364
Total expenses	(6,411)		(5,128)		(4,591)	(4,518)	(20,648)
Non-cash stock-based compensation	165		165		106	182	618
Non-cash adjustments	—		—		—	977	977
One-time transaction costs	1,634	0	681	0	104	(4)	2,415
Amortization of discount on convertible unsecured senior notes	232		228		239	245	944
Interest income on cash balances and other income (loss), net	57		293		216	(12)	554
Income attributable to non-controlling interest	645		271		(2)	(2)	912
Distributable Earnings	$908		$3,792		$2,761	$6,143	$13,136

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	December 31, 2021
	$ Amount	Per Share
GAAP Book Value at September 30, 2021	$209,718	$3.45
Equity portion of the convertible senior unsecured notes	(2)	—
Repurchase of common stock	(1,087)	N/A
Common dividend	(3,623)	(0.06)
	205,006	3.39
Portfolio Income
Net Interest Margin	4,628	0.08
Realized gain (loss), net	(3,577)	(0.05)
Unrealized gain (loss), net	(7,229)	(0.12)
Net portfolio income	(6,178)	(0.09)

Operating expenses	(3,437)	(0.06)
General and administrative expenses, excluding equity based compensation	(2,164)	(0.04)
Provision for taxes	(118)	—
GAAP Book Value at December 30, 2021	$193,109	$3.20

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	$(1,950,851)	$(32.31)
Deconsolidation VIEs liabilities	1,869,987	30.97
Interest in securities of VIEs owned, at fair value	70,461	1.17
Economic Book Value at December 31, 2021	$182,706	$3.03

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs ( CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third-party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC 2020, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for each of the three months ended December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021:

	Three Months Ended
	December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021
	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$32,090	5.07%	$32,978	5.17%	$34,605	5.15%	$36,769	5.22%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(20,578)	6.51%	(21,745)	6.34%	(22,277)	(6.17)%	(23,035)	(6.25)%
Net interest (received) paid - interest rate swaps	63	0.01%	(96)	0.02%	(76)	(0.01)%	—	—%
Effective Borrowing Costs	$11,575	3.65%	$11,137	3.77%	$12,252	3.94%	$13,734	4.10%
Weighted average borrowings	$1,256,859		$1,170,965		$1,248,322		$1,358,620

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the years ended December 31, 2021 and 2020:

	The Year Ended
	December 31, 2021		December 31, 2020
	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$136,910	5.17%	$132,591	4.19%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(87,635)	(6.31)%	(53,118)	(5.38)%
Net interest (received) paid - interest rate swaps	(109)	—%	1,133	0.04%
Effective Borrowing Costs	$49,166	3.90%	$80,606	3.70%
Weighted average borrowings	$1,259,264		$2,180,532